EXHIBIT 99.1

AMENDMENT NO. 1 TO 2006 STOCK INCENTIVE PLAN

This Amendment No. 1 to the 2006 Stock Incentive Plan (the “Plan”) of Varian Semiconductor Equipment Associates, Inc. (the “Company”) has been approved by the Company’s Board of Directors on January 19, 2006.

Section 10(f) of the Plan is hereby amended to add the following text at the end of Section 10(f).

Notwithstanding the foregoing, without approval of the Company’s stockholders, the Board may not (i) amend any outstanding Option to provide an exercise price per share that is lower than the then-current exercise price per share of such Option or (ii) other than pursuant to Section 5(g), cancel any outstanding Award in connection with the granting of a substitute Award of the same or different type.